EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Quarterhill Inc. of our report dated March 1, 2018, relating to the consolidated financial statements as at and for the year ended December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017, which appears in the Exhibit incorporated by reference in Quarterhill Inc.’s Annual Report on Form 40-F for the year ended December 31, 2017.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of Quarterhill Inc. of our report dated March 1, 2018, relating to the consolidated financial statements as at and for the year ended December 31, 2016, which appears in the Exhibit incorporated by reference in Quarterhill Inc.’s Annual Report on Form 40-F for the year ended December 31, 2017.

We also consent to the reference to us under the heading “Interests of Experts”, which appears in the Annual Information Form included in the Exhibit incorporated by reference in Quarterhill’s Annual Report on Form 40-F for the year ended December 31, 2017, which is incorporated by reference in this Registration Statement on Form S-8.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Ottawa, Ontario, Canada

May 17, 2018